SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported) January 4, 2013

BIOSYNERGY, INC.

(Exact name of Registrant as specified in its charter)

Illinois	0-12459	36-2880990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

1940 E. Devon, Elk Grove Village, Illinois 60007

---------------------------------------------------------------------------------------------------------------------- (Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 956-0471

N/A

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report may contain statements which, to the extent they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve risks and uncertainties. Actual results may differ materially from such forward-looking statements for reasons including, but not limited to, changes to and developments in the legislative and regulatory environments effecting the Company’s business, the impact of competitive products and services, changes in the medical and laboratory industries caused by various factors including level of reimbursement by insurance companies and Medicare and Medicaid agencies, and other factors as set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012. Thus, such forward-looking statements should not be relied upon to indicate the actual results which might be obtained by the Company. No representation or warranty of any kind is given with respect to the accuracy of such forward-looking information. The forward-looking information has been prepared by the management of the Company and has not been reviewed or compiled by the Company’s independent public accountants.

Item 8.01 Other Events.

The Company announced on January 8, 2013 that its Quarterly Report on Form 10-Q for the quarter ended October 31, 2012 (the “Quarterly Report”), has been filed late. The Company had timely prepared and completed the Quarterly Report, and readied same for filing by December 14, 2012, the Quarterly Report filing deadline. On the Quarterly Report filing deadline, the Company’s counsel believed that it had caused the Quarterly Report to be filed. Due to an administrative error, the filing did not in fact take place. On January 3, 2013, the Company’s counsel discovered that the Quarterly Report had not been filed, and thereafter filed the Quarterly Report on January 4, 2013.

The Company and its counsel are implementing policies and procedures designed to ensure that any and all reports required to be filed with the Commission are timely filed and that the completion of such filing is confirmed by an executive officer of the Company no later than the filing deadline for each such report.

Item 9.01. Financial Statements and Exhibits

The following are filed as exhibits to this report:

(d) Exhibits

(99.1) Press Release, dated January 8, 2013, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2013	BIOSYNERGY, INC. By: /s/ Fred K. Suzuki /s/ Fred K. Suzuki, President

Exhibit 99.1

Biosynergy, Inc.

Biosynergy Reports Late Filing of Form 10-Q Quarterly Report for Fiscal Quarter Ending October 31, 2012

Elk Grove Village, Illinois (January 8, 2013) – Biosynergy, Inc. reported that its Quarterly Report on Form 10-Q for the quarter ended October 31, 2012 (the “Quarterly Report”), has been filed late. Due to administrative error, the Quarterly Report, although completed in a timely fashion, was not filed with the Securities and Exchange Commission. Additional information may be obtained from the Company’s Form 8-K filing issued on January 8, 2013, which is available on the Company’s web site.

About Biosynergy, Inc.

Biosynergy, Inc. was incorporated as an Illinois corporation on February 9, 1976. The Company was formed primarily for the purpose of developing, manufacturing, and marketing products utilizing cholesteric liquid crystals. The Company presently manufactures and markets disposable medical, laboratory, and industrial thermometric and thermographic cholesteric liquid crystal devices. The Company also distributes an electronic heat block used as an activator for its HemoTempR II Core Correlated Blood Monitoring Device manufactured by a third party to specifications of the Company.

This news release may contain forward looking statements within the meaning o Section 27-A of the Securities Act of 1933, as amended, and Section 21-E of the Securities Act of 1934, as amended. The Company’s actual results could differ materially from those set forth in the forward-looking statements, as a result of the risks associated with the Company’s business, changes in general economic conditions, and changes in the assumptions used in making such forward-looking statements.